                                   EXHIBIT 23

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Physical Spa & Fitness Inc.:

We consent to inclusion in this Form 10-K for the fiscal year ended December 31, 2005 of our report dated April 12, 2006, relating to the consolidated balance sheets of Physical Spa & Fitness Inc. and subsidiaries as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the year ended December 31, 2005.

                               /s/ Moores Rowland Mazars

Hong Kong
April 17, 2006